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                                                                    Exhibit 99.1

                           CONSENT OF DIRECTOR-NOMINEE

      The undersigned hereby consents to the use of his name as a nominee to the Board of Directors of Dynacs Inc., a Delaware corporation (the "Company"), in the registration statement on Form S-1, including any amendment thereto, filed by the Company with the Securities and Exchange Commission in connection with the initial public offering of securities of the Company (the "Registration Statement") and the related prospectus, and the filing of this Consent as an exhibit to the Registration Statement.

      IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this ___ day of March 2000.


                                                /s/ Michael G. Bolton
                                                ------------------------------
                                                Name: